Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Vice President – Investor Relations
Telephone: (978) 688-1811
Fax: (978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS FOURTH QUARTER AND FULL YEAR RESULTS FOR 2015

•                  4Q15 sales totaled $358 million, down 5% with 4% organic growth

•                  4Q15 adjusted operating margin expanded 60 bps to 9.9%; GAAP margin of (32.8%)

•                  4Q15 adjusted EPS was $0.59, up $0.01; GAAP EPS of ($3.41)

•                  2015 adjusted free cash flow was $131 million, up 17% year-over-year

•                  Recorded non-cash goodwill impairment of $130 million and initiated additional restructuring, both items associated with the EMEA business

•                  Announced settlement-in-principle of class actions involving legacy products

•                  Successfully completed the previously announced Apex acquisition; strengthens presence in Asia-Pacific

•                  Enhanced financial flexibility by entering into new credit facilities totaling $800 million

North Andover, MA…February 16, 2016.  Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the fourth quarter and year ended December 31, 2015.  Sales for the fourth quarter were $358.3 million, down 5%, as compared to the fourth quarter of 2014.  Sales for the year ended December 31, 2015 were $1.47 billion, down 3%, as compared to the year ended December 31, 2014.  Net loss per diluted share (EPS) for the fourth quarter and year ended December 31, 2015 was ($3.41) and ($3.24), respectively, as compared to ($0.22) and $1.42 for the fourth quarter and year ended December 31, 2014, respectively.  Adjusted for special items, fourth quarter and year ended December 31, 2015 EPS was $0.59 and $2.41, respectively, as compared to $0.58 and $2.51 for the fourth quarter and year ended December 31, 2014.  A summary of fourth quarter and full year financial results is as follows:

	Fourth Quarter and Full Year Earnings Summary
(In millions, except per share information)	Fourth quarter ended December 31,			Year ended December 31,
	2015	2014	% Change	2015	2014	% Change

Sales	$358.3	$376.5	(5)%	$1,467.7	$1,513.7	(3)%

Net (loss) income	(118.2)	(7.7)		(112.9)	50.3

Diluted net (loss) income per share	$(3.41)	$(0.22)		$(3.24)	$1.42

Special items	4.00	0.80		5.65	1.09

Adjusted earnings per share	$0.59	$0.58	2%	$2.41	$2.51	(4)%

Note: Organic growth excludes the effect of acquisitions, the exit of undifferentiated products and foreign exchange

Fourth Quarter Financial Highlights:

•                  Total company organic sales grew 4%, with a 7% increase in the Americas, which benefited from solid market conditions as well as from AERCO, which contributed 3 pts. organically.  Europe, the Middle East and Africa (EMEA) organic sales were up 1% and Asia-Pacific was down 6%.

•                  Adjusted operating margin of 9.9% was 60 bps points higher than the fourth quarter of 2014.  Favorable product mix, productivity and other cost savings initiatives were partially offset by Asia-Pacific plant under-absorption as well as previously anticipated higher SG&A expenses.  GAAP basis operating margin decreased to (32.8%) in the fourth quarter due primarily to the non-cash goodwill impairment charge.

•                  Adjusted EPS for the fourth was $0.59, $0.01 higher compared to the prior year, and includes a $0.05 negative impact from foreign currency.

•                  2015 free cash flow was $81.8 million; excluding the cash outflow related to the settlement of certain long-term obligations, free cash flow was $131.0 million, a 17% increase compared to 2014, primarily driven by reduced inventory levels.

•                  The non-cash pre-tax goodwill impairment charge of $129.7 million relating to the EMEA reporting unit is due to recent underperformance amid the challenging macroeconomic environment and softer expectations for the reporting unit.

•                  Announced a settlement-in-principle on two class action lawsuits regarding legacy products for $14 million, of which we expect to pay approximately $4 million. We recorded a $3.5 million pre-tax charge in the fourth quarter related to the settlement.  Separately, recorded a $2.5 million pre-tax product liability charge related to the resolution of certain legacy claims for other undifferentiated products which we have exited.

•                  In response to current market conditions in EMEA, a restructuring action will be implemented in 2016 to realign the cost structure; related estimated costs are approximately $8 million, with annualized savings of approximately $3.5 million expected to occur in 2017.

The EMEA restructuring action is subject to completion of statutory and labor relations requirements, including consultation with and receipt of advisory opinions from the relevant works councils.

Additional Noteworthy Developments

•                  Announced and executed organizational leadership changes to help simplify the organization, leverage and share technologies and best practices and to help accelerate a “One Watts” mindset throughout the regions.

•                  Munish Nanda, currently President of Americas will assume added responsibility for Europe as President — Americas and Europe.

•                  Elie Melhem, currently President of Asia-Pacific will assume added responsibility for Middle East, and Africa as President — Asia-Pacific, the Middle East and Africa.

•                  Completed the purchase of 80% of the outstanding shares of Apex Valves Limited (“Apex”), a New Zealand company, for approximately $21 million on November 30.

•                  Repurchased 229,000 shares of Class A common stock during the fourth quarter, at a cost of approximately $12.6 million; for the full year, repurchases totaled 813,000 shares at a cost of approximately $44.6 million.

•                  Effective February 12, 2016, the Company entered into a new unsecured line of credit facility and term loan facility (the Facilities) with a syndicate of banks.  The Facilities provide for a $300 million term loan and a credit line of up to $500 million, both maturing in February 2021, the Facilities bear interest at a rate that is in line with our prior credit agreement.  The Company expects to use the proceeds from the term loan and any drawdowns under the line of credit for the repayment of debt, acquisitions and general corporate purposes.

Robert J Pagano, Jr., Chief Executive Officer, commented, “We had a very good finish to 2015, in particular in the Americas where we saw robust 7% organic sales growth.  As we have communicated, 2015 was a transition year for Watts and, despite a challenging macro environment and currency headwinds, we made significant progress against our objective of transforming the Company. We reshaped our product portfolio by divesting three non-core product lines and adding higher-margin businesses like AERCO and Apex.  During the year, we made a number of strategic organizational changes and additions that will further strengthen our position globally.  We settled certain long-term obligations, including legacy pension and product liability claims, and successfully renegotiated our credit facility, which should provide financial flexibility for Watts.  We are focused on the customer and re-invigorating the front end of our business, including selling and marketing, product development and training as well as streamlining our production and distribution processes. We expect these efforts should pay dividends in the years ahead. Overall, we are confident that our past and current efforts should translate into enhanced customer-orientation, growth and profitability as we move forward.”

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss fourth quarter and year end results for 2015 on Wednesday, February 17, 2016, at 9:00 a.m. EST. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com. Following the webcast, an archived version of the call will be available at the same address until February 17, 2017.

The Company’s 2016 Annual Meeting of Stockholders will be held at 9:00 a.m. EST on Wednesday, May 18, 2016 at the Company’s executive offices located at 815 Chestnut Street, North Andover, Massachusetts.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’s expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to our transformation and restructuring initiatives and the timing and expected costs and savings associated with those initiatives, as well as statements about expected synergies, growth and profitability.  These forward-looking statements reflect our current views about future events.  You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties.  These potential risks and uncertainties include, but are not limited to: the effectiveness, the timing and the expected costs and savings associated with our ongoing restructuring and transformation programs and initiatives; the current economic and financial condition, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; failure of the settlements in Ponzo v. Watts and Klug v. Watts to receive court approval; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 14 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC and our subsequent filings with the SEC.  We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014
Net sales	$358.3	$376.5	$1,467.7	$1,513.7
Cost of goods sold	223.7	245.1	914.6	971.9
GROSS PROFIT	134.6	131.4	553.1	541.8
Selling, general and administrative expenses	112.7	108.9	491.3	407.0
Restructuring	8.9	8.0	21.4	15.2
Goodwill and other long-lived asset impairment charges	130.5	14.2	130.5	14.2
OPERATING (LOSS) INCOME	(117.5)	0.3	(90.1)	105.4
Other (income) expense:
Interest income	(0.3)	(0.3)	(1.0)	(0.7)
Interest expense	6.3	5.3	24.3	19.9
Other (income) expense, net	(1.5)	1.2	(2.4)	3.1
Total other expense	4.5	6.2	20.9	22.3
(LOSS) INCOME BEFORE INCOME TAXES	(122.0)	(5.9)	(111.0)	83.1
(Benefit) provision for income taxes	(3.8)	1.8	1.9	32.8
NET (LOSS) INCOME	$(118.2)	$(7.7)	$(112.9)	$50.3

BASIC EPS
Net (loss) income per share:
NET (LOSS) INCOME	$(3.41)	$(0.22)	$(3.24)	$1.42
Weighted average number of shares	34.7	35.3	34.9	35.3

DILUTED EPS
Net (loss) income per share:
NET (LOSS) INCOME	$(3.41)	$(0.22)	$(3.24)	$1.42
Weighted average number of shares	34.7	35.3	34.9	35.4
Dividends declared per share	$0.17	$0.15	$0.66	$0.58

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	December 31,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$296.2	$301.1
Trade accounts receivable, less allowance for doubtful accounts of $10.1 million at December 31, 2015 and $10.6 million at December 31, 2014	186.4	207.8
Inventories, net:
Raw materials	88.5	104.8
Work in process	15.2	16.7
Finished goods	136.3	170.1
Total Inventories	240.0	291.6
Prepaid expenses and other assets	46.1	27.4
Deferred income taxes	38.4	45.3
Assets held for sale	1.9	1.1
Total Current Assets	809.0	874.3

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	498.6	526.7
Accumulated depreciation	(314.2)	(323.4)
Property, plant and equipment, net	184.4	203.3

OTHER ASSETS:
Goodwill	489.0	639.0
Intangible assets, net	192.8	210.1
Deferred income taxes	3.7	4.7
Other, net	13.9	16.6
TOTAL ASSETS	$1,692.8	$1,948.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$101.7	$120.8
Accrued expenses and other liabilities	145.7	138.8
Accrued pension plan settlements	—	40.0
Accrued compensation and benefits	46.5	44.2
Current portion of long-term debt	1.1	1.9
Total Current Liabilities	295.0	345.7

LONG-TERM DEBT, NET OF CURRENT PORTION	576.2	577.8
DEFERRED INCOME TAXES	71.8	77.4
OTHER NONCURRENT LIABILITIES	44.9	34.7

STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 28,049,908 shares at December 31, 2015 and 28,552,065 shares at December 31, 2014	2.8	2.9
Class B Common Stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,379,290 shares at December 31, 2015 and 6,479,290 shares at December 31, 2014	0.6	0.6
Additional paid-in capital	512.0	497.4
Retained earnings	317.7	500.6
Accumulated other comprehensive loss	(128.2)	(89.1)
Total Stockholders’ Equity	704.9	912.4
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,692.8	$1,948.0

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2015	2014
OPERATING ACTIVITIES
Net (loss) income	$(112.9)	$50.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	31.6	32.9
Amortization of intangibles	20.9	15.2
Loss on disposal and impairment of goodwill, property, plant and equipment and other	132.4	15.3
Stock-based compensation	10.9	8.6
Deferred income tax benefit	(20.5)	(2.7)
Defined benefit plans settlement	59.7	—
Changes in operating assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	13.0	9.6
Inventories	21.2	21.4
Prepaid expenses and other assets	(17.8)	10.9
Accounts payable, accrued expenses and other liabilities	(29.1)	(26.3)

Net cash provided by operating activities	109.4	135.2

INVESTING ACTIVITIES
Additions to property, plant and equipment	(27.7)	(23.7)
Proceeds from the sale of property, plant and equipment	0.1	0.4
Net proceeds from the sale of assets, and other	30.7	—
Business acquisitions, net of cash acquired	(20.4)	(272.2)

Net cash used in investing activities	(17.3)	(295.5)

FINANCING ACTIVITIES
Proceeds from long-term borrowings	—	275.0
Payments of long-term debt	(2.0)	(2.3)
Payments of capital leases and other	(4.0)	(3.6)
Proceeds from share transactions under employee stock plans	2.5	11.8
Tax benefit of stock awards exercised	0.3	2.0
Payments to repurchase common stock	(44.6)	(39.6)
Debt issuance costs	—	(2.0)
Dividends	(23.1)	(20.5)

Net cash (used in) provided by financing activities	(70.9)	220.8

Effect of exchange rate changes on cash and cash equivalents	(26.1)	(27.3)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(4.9)	33.2

Cash and cash equivalents at beginning of year	301.1	267.9

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$296.2	$301.1

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	Fourth Quarter Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Americas	$233.3	$237.3	$978.5	$926.8
EMEA	113.4	127.0	445.5	546.4
Asia-Pacific	11.6	12.2	43.7	40.5
Total	$358.3	$376.5	$1,467.7	$1,513.7

Operating Income (Loss)

	Fourth Quarter Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Americas	$19.3	$25.3	$109.9	$110.3
EMEA	(124.3)	0.4	(98.6)	37.5
Asia-Pacific	(1.4)	(11.2)	(0.5)	(6.5)
Corporate	(11.1)	(14.2)	(100.9)	(35.9)
Total	$(117.5)	$0.3	$(90.1)	$105.4

Intersegment Sales

	Fourth Quarter Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Americas	$2.3	$1.7	$8.2	$6.3
EMEA	2.0	2.6	9.8	13.3
Asia-Pacific	19.9	38.4	110.9	155.3
Total	$24.2	$42.7	$128.9	$174.9

Key Performance Indicators and Non-GAAP Measures

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, free cash flow, free cash flow excluding long-term liability settlements, net debt to capitalization ratio and the cash conversion rate of free cash flow to net income) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, deployment costs, acquisition costs, purchase accounting adjustments, Defined Benefit Plans settlement and related tax benefits. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s continuing operations against those of comparable periods without the distortion of those factors.  Free cash flow, free cash flow excluding long-term liability settlements, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash flow to net income is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014

Net sales	$358.3	$376.5	$1,467.7	$1,513.7

Operating (loss) income - as reported	$(117.5)	$0.3	$(90.1)	$105.4
Operating margin %	-32.8%	0.1%	-6.1%	7.0%

Adjustments for special items:

Goodwill and other long-lived asset impairment charges	130.5	14.2	130.5	14.2

Acquisitions related costs
- Purchase accounting & earnout adjustments	—	1.3	0.9	1.3
- Acquisition costs	0.5	4.5	0.7	4.5
	0.5	5.8	1.6	5.8

Restructuring and other severance charges	8.9	9.2	21.4	16.4

Deployment costs related to transformation activities
- EMEA transformation	0.6	1.7	3.4	7.5
- Americas & Asia-Pacific transformation	6.4	1.8	10.9	1.8
	7.0	3.5	14.3	9.3

Other Costs
- Legal and customs settlement	6.0	1.9	6.0	1.9
- Long-term obligation settlements	—	—	64.7
	6.0	1.9	70.7	1.9

Total adjustments for special items	$152.9	$34.6	$238.5	$47.6

Operating income - as adjusted	$35.4	$34.9	$148.4	$153.0
Adjusted operating margin %	9.9%	9.3%	10.1%	10.1%

Net (loss) income - as reported	$(118.2)	$(7.7)	$(112.9)	$50.3

Adjustments for special items - tax affected:

Goodwill and other long-lived asset impairment charges	126.8	13.8	126.8	13.8

Acquisitions / divesture related costs
- Purchase accounting & earnout adjustments	—	0.9	0.5	0.9
- Acquisition costs	0.3	3.3	0.4	3.3
	0.3	4.2	0.9	4.2

Restructuring and other severance charges	5.6	6.4	13.9	11.2

Deployment costs related to transformation activities
- EMEA transformation	0.4	1.3	2.3	5.5
- Americas & Asia-Pacific transformation	3.6	1.1	6.7	1.1
	4.0	2.4	9.0	6.6

Other Costs
- Legal and customs settlement	3.7	1.4	3.7	1.4
- Long-term obligation settlements	—	—	44.6	—
- Tax adjustments	(1.6)	—	(1.6)	1.3
	2.1	1.4	46.7	2.7

Total adjustments for special items - tax affected:	$138.8	$28.2	$197.3	$38.5

Net income - as adjusted	$20.6	$20.5	$84.4	$88.8

Diluted (loss) earnings per share - as reported	$(3.41)	$(0.22)	$(3.24)	$1.42
Adjustments for special items	4.00	0.80	5.65	1.09
Diluted earnings per share - as adjusted	$0.59	$0.58	$2.41	$2.51

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Fourth Quarter Ended					Fourth Quarter Ended
	December 31, 2015					December 31, 2014
	Americas	EMEA	Asia- Pacific	Corporate	Total	Americas	EMEA	Asia- Pacific	Corporate	Total

Net sales	$233.3	113.4	11.6	—	358.3	$237.3	127.0	12.2	—	376.5

Operating income (loss) - as reported	$19.3	(124.3)	(1.4)	(11.1)	(117.5)	$25.3	0.4	(11.2)	(14.2)	0.3
Operating margin %	8.3%	-109.6%	-12.1%		-32.8%	10.7%	0.3%	-91.8%		0.1%

Adjustments for special items	$14.0	134.5	2.1	2.3	152.9	$3.4	12.4	13.1	5.7	34.6

Operating income (loss) - as adjusted	$33.3	10.2	0.7	(8.8)	35.4	$28.7	12.8	1.9	(8.5)	34.9
Adjusted operating margin %	14.3%	9.0%	6.0%		9.9%	12.1%	10.1%	15.6%		9.3%

	Year Ended					Year Ended
	December 31, 2015					December 31, 2014
	Americas	EMEA	Asia- Pacific	Corporate	Total	Americas	EMEA	Asia- Pacific	Corporate	Total

Net sales	$978.5	445.5	43.7	—	1,467.7	$926.8	546.4	40.5	—	1,513.7

Operating income (loss) - as reported	$109.9	(98.6)	(0.5)	(100.9)	(90.1)	$110.3	37.5	(6.5)	(35.9)	105.4
Operating margin %	11.2%	-22.1%	-1.1%		-6.1%	11.9%	6.9%	-16.0%		7.0%

Adjustments for special items	$25.8	139.6	6.0	67.1	238.5	$5.7	22.3	13.1	6.5	47.6

Operating income (loss) - as adjusted	$135.7	41.0	5.5	(33.8)	148.4	$116.0	59.8	6.6	(29.4)	153.0
Adjusted operating margin %	13.9%	9.2%	12.6%		10.1%	12.5%	10.9%	16.3%		10.1%

TABLE 3

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2015	2014

Net cash provided by operating activities - as reported	$109.4	$135.2
Less: additions to property, plant, and equipment	(27.7)	(23.7)
Plus: proceeds from the sale of property, plant, and equipment	0.1	0.4
Free cash flow	$81.8	$111.9

Net (loss) income - as reported	$(112.9)	$50.3

Cash conversion rate of free cash flow to net (loss) income	NM	222.5%

Free cash flow	$81.8	$111.9
Plus: payments made on long-term obligations	49.2	—
Free cash flow - as adjusted	$131.0	$111.9

TABLE 4

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	December 31,	December 31,
	2015	2014

Current portion of long-term debt	$1.1	$1.9
Plus: Long-term debt, net of current portion	576.2	577.8
Less: Cash and cash equivalents	(296.2)	(301.1)
Net debt	$281.1	$278.6

Net debt	$281.1	$278.6
Plus: Total stockholders’ equity	704.9	912.4
Capitalization	$986.0	$1,191.0

Net debt to capitalization ratio	28.5%	23.4%